UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 21, 2008

SPATIALIGHT, INC. (Exact Name of Registrant as Specified in Its Charter)

New York (State or Other Jurisdiction of Incorporation)

000-19828 (Commission File Number)	16-1363082 (IRS Employer Identification No.)

Five Hamilton Landing Suite 100 Novato, California (Address of Principal Executive Offices)	94949 (Zip Code)

(415) 883-1693 (Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

Pursuant to the requirements of Item 1.03 of form 8-K, the following information is being disclosed:

1)	A Voluntary Petition to file a bankruptcy for the debtor, SpatiaLight, Inc., under Chapter 7 of the Bankruptcy Code has been filed. The Case No. assigned is 82-10271.
2)	The identity of the court where the voluntary petition has been filed is the U.S Bankruptcy Court, Northern District of California, Santa Rosa Division. The judge is Alan Jaroslovsky.
3)	The date the above named U.S Bankruptcy Court assumed jurisdiction was February 21, 2008.
4)	The U.S. Trustee for the case is Timothy Hoffman.

The Company will liquidate and at the present time it is anticipated that the Company does not have sufficient assets to, and does not intend to, make any distributions to its shareholders.

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Registrant has been notified by Odenberg, Ullakko, Muranishi and Company, LLP. (“OUM”), the Registrant's independent registered public accounting firm, that OUM has resigned, effective immediately, as the Registrant's independent registered public accounting firm. The resignation is a result of issues related to financial payments and the decision of the Board to file a Chapter 7 bankruptcy petition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SpatiaLight, Inc.

Date: February 22, 2008

/s/ David F. Hakala
David F. Hakala

Designated representative